UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (date of earliest event reported): August 17, 2006
LENNOX INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	001-15149	42-0991521
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

2140 Lake Park Blvd.
Richardson, Texas		75080
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (972) 497-5000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
          On August 17, 2006, Lennox International Inc. (the “Company”) entered into the First Amendment to the Second Amended and Restated Revolving Credit Facility Agreement (the “Credit Facility Amendment”) with Bank of America, N.A., as administrative agent, JPMorgan Chase Bank, N.A., as syndication agent, and the other Lenders party thereto. The Credit Facility Amendment modifies certain covenants to increase the Company’s ability to repurchase shares of its common stock under its share repurchase program.
          A copy of the Credit Facility Amendment is filed as Exhibit 10.1 hereto. The foregoing description of the Credit Facility Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Facility Amendment which is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.

EXHIBIT
NUMBER	DESCRIPTION

10.1	First Amendment to the Second Amended and Restated Revolving Credit Facility Agreement, dated August 17, 2006, among the Company, Bank of America, N.A., as administrative agent, JPMorgan Chase Bank, N.A., as syndication agent, and the Lenders party thereto.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LENNOX INTERNATIONAL INC.
Date: August 23, 2006	By:	/s/ Kenneth C. Fernandez
		Name:	Kenneth C. Fernandez
		Title:	Associate General Counsel

EXHIBIT
NUMBER	DESCRIPTION

10.1	First Amendment to the Second Amended and Restated Revolving Credit Facility Agreement, dated August 17, 2006, among the Company, Bank of America, N.A., as administrative agent, JPMorgan Chase Bank, N.A., as syndication agent, and the Lenders party thereto.

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